SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            February 24, 2017
                             Date of Report
                  (Date of Earliest Event Reported)

                       DOERS EDUCATION ASEAN LIMITED
          (Exact Name of Registrant as Specified in its Charter)

 Delaware                      000-55630	       81-81-2141429
(State or other         (Commission File Number)     (IRS Employer
jurisdiction                                      Identification No.)
of incorporation)

                     9454 Wilshire Boulevard, #610
                    Beverly Hills, California 90212
                 (Address of Principal Executive Offices)

                               310-362-4898
           (Registrant's telephone number, including area code


      ITEM 5.03     Amendments to Articles of Incorporation

    The shareholders of the Corporation and the Board of Directors unanimously approved the increase of the Corporation's authorized shares of common stock from 100,000,000 shares of common stock to 10,000,000,000 shares of common stock. The preferred stock at 20,000,000 authorized shares remains unchanged.

                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              DOERS EDUCATION ASEAN LIMITED

Date: March 21, 2017
                             /s/ Lin Wei-Hsien
                       		  President